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                                                                    EXHIBIT 10.2



                                 ZINDART LIMITED


                              EMPLOYMENT AGREEMENT
                                       FOR
                               ALEXANDER M.K. NGAN


         Zindart Limited, a corporation organized under the laws of Hong Kong (the "Company") agrees with you as follows:

         1. POSITION AND RESPONSIBILITIES.

                  1.1 The Company will employ you and you shall serve in an executive capacity as President and Chief Executive Officer ("CEO") of the company and perform the duties customarily associated with such capacity from time to time and at such place or places as the Company shall reasonably designate or as shall be reasonably appropriate and necessary in connection with such employment.

                  1.2 Subject to Section 4 below, you will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and the business and affairs of the Company and its subsidiaries (the "Group"). You agree to continue your service as a director of the Company and to perform such executive duties as may be assigned to you by the Company's Board of Directors from time to time. You will be assigned such facilities and support staff as are customarily associated with the position of President and CEO. You will report to the Company's Board of Directors, and employees of the Company will report to you.

                  1.3 You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business, except to the extent that such rules and regulations may be inconsistent with your executive position.

         2. TERM OF EMPLOYMENT; TERMINATION.

                  2.1 The effective date of this Agreement is May 8, 1998 ("Effective Date").

                  2.2 Unless otherwise mutually agreed in writing, this Agreement and your employment by the Company pursuant to this Agreement shall be terminated on the earliest of:

                            (a) your death, or any illness, disability or other
incapacity in such a manner that you are physically rendered unable regularly to perform your duties hereunder for a period in excess of one hundred twenty (120) consecutive days or more than one hundred eighty (180) days in any consecutive twelve (12) month period;



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                            (b) three (3) months after you, for any reason, give
written notice to the Company of your termination;

                            (c) three (3) months after the Company, with or
without cause, gives written notice to you of your termination; or

                            (d) three (3) years from the date hereof.

                  2.3 The determination regarding whether you are physically unable regularly to perform your duties under (a) above shall be made by the Board of Directors. Your inability to be physically present on the Company's premises shall not constitute a presumption that you are unable to perform such duties.

                  2.4 Any notice required to be given pursuant to this Section 2 shall be given in accordance with the provisions of Section 12 hereof. The exercise of either party's right to terminate this Agreement pursuant to subsections (b) or (c) above shall not abrogate the rights and remedies of the terminating party regarding the breach, if any, giving rise to such termination.

                  2.5 Your employment may be immediately terminated for cause if, in the reasonable determination of the Company's Board of Directors, you are convicted of any felony or of any crime involving moral turpitude or dishonesty, or have participated in any fraud against the Group, or have breached your duties to the Group, or have wrongfully disclosed any trade secrets or other confidential information of the Group, or have breached this Agreement or the Employee Proprietary Information And Inventions Agreement between you and the Company (the "Proprietary Information Agreement").

                  2.6 If your employment is terminated by the Company in accordance with this Agreement, you will have no right to work during the period of notice provided hereunder (although the Company will have the power to require you to do so) provided that the Company provides you pay in lieu of such notice. On the termination of your employment, howsoever arising, you shall at the request of the Company immediately resign from the position of Director of the Company and all offices held by you in any company in the Group.

         3. COMPENSATION:

                  3.1 For each year of your employment under this Agreement, during each of the first eleven months you shall receive the basic monthly salary of Seventeen Thousand Five Hundred U.S. Dollars (U.S. $17,500) and for the twelfth month you shall receive a monthly salary which is double this amount, or Thirty Five Thousand U.S. Dollars (U.S. $35,000), subject to increase as determined in the sole discretion of the Company's Board of Directors in accordance with Company policy. The salary to be paid you for the first eleven months of each year shall be referred to herein as the "Basic Monthly Salary." You shall also be eligible for discretionary benefits of the Company under bonus, pension, group insurance, long-term disability, life insurance, profit-sharing or other Company benefit plans which may be in force from time to time and provided to the Company's employees generally.



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                  3.2 On the Effective Date, the Company will grant you an
incentive stock option in the amount of four hundred thousand (400,000) shares of the Company's common stock (the "Option"), with an exercise price equal to the fair market value of the shares on the grant date. One hundred thousand (100,000) shares under the Option will immediately vest and become exercisable on the Effective Date in recognition of your prior services to the Company as a Director and advisor and one forty-eighth (1/48) of the remaining shares under the Option will vest and become exercisable at the end of each month thereafter until all shares of the Option are fully vested; provided, however, that you must continue to render services to the Company continuously over such period. The Option shall be subject to the terms of the Company's 1997 Equity Incentive Plan (the "Plan") and your corresponding Stock Option Grant

                  3.3 You shall be entitled to vacation and illness days during the term of this Agreement consistent with the Company's standard practice for its employees generally.

                  3.4 In the event your employment is terminated due to a "Change in Control" of the Company (defined below), in addition to amounts payable under Section 7 hereof, if applicable, in exchange for a general release of all claims against the Company and all persons and entities affiliated with it (the form of which must be satisfactory to the Company), the Company will pay you severance benefits as follows:

                            (a) The Company will pay you the Basic Monthly
Salary applicable as of the date of the termination for a period of thirteen
(13) months following any such termination; and

                            (b) Fifty percent (50%) of the unvested portion of
the Option at the time of the termination of your employment due to a Change in Control will immediately vest and become exercisable on your employment termination date; provided, however, that such vesting shall be nullified in the event that such action would result in an acquisition of the Company that would otherwise be eligible to be accounted for as a "pooling of interests" accounting transaction to become ineligible for such accounting treatment. Additionally, in the event that this nullification provided for in the immediately preceding sentence by itself would result in an acquisition of the Company to become ineligible to be accounted for as a "pooling of interests" accounting transaction, then such nullification shall be deemed inoperative. Accounting issues shall be determined by the Company's independent public accountants applying U.S. Generally Accepted Accounting Principles.

                            (c) For purposes of this Agreement, a "Change of
Control" shall mean (a) a merger or consolidation of the Company with, or any sale of all or substantially all of the assets of the Company to, any other person, corporation or entity, unless as a result of such merger, consolidation or sale of assets the holders of the Company's voting securities prior thereto hold at least fifty percent (50%) of the total voting power represented by the voting securities of the surviving or successor corporation after such transaction; or (b) any event or series of events at the conclusion of which the stockholders



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of the Company shall cease to beneficially own at least fifty percent (50%) of the outstanding equity interest in the Company.

         4. OTHER ACTIVITIES DURING AND AFTER EMPLOYMENT.

                  4.1 Except with the prior written consent of the Company's Board of Directors, you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which you are a passive investor. You may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of your duties hereunder.

                  4.2 Except as permitted by Section 4.3, you will not acquire, assume or participate in, directly or indirectly, any position, investment or interest known by you to be adverse or antagonistic to the Group, its business or prospects, financial or otherwise.

                  4.3 During the term of your employment by the Company and for a period of one (1) year following termination of your employment with the Company, except on behalf of the Company, you will not directly or indirectly, whether as an officer, director, stockholder, owner, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which directly or indirectly competes with the Group in China and Hong Kong, in any line of business engaged in (or planned to be engaged in) by the Group; provided, however, that anything above to the contrary notwithstanding, you may own, as a passive investor, securities of any competitor corporation, so long as your direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

                  4.4 During the term of your employment with the Company and for a period of two (2) years following termination of your employment with the Company, you will not, either directly or through others, solicit or attempt to solicit any employee of the Group, or any independent contractor who performs forty (40) or more hours per month of services for the Group, to terminate his or her relationship with the Group in order to become an employee, consultant or independent contractor to or for any other person or entity.

         5. FORMER EMPLOYMENT.

                  5.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship. You represent and warrant that you do not possess confidential information arising out of any prior employment which, in your best judgment, would be utilized in connection with your employment by the Company, except in accordance with agreements between your former employer and the Company.

                  5.2 If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any former employer might be usable in connection with the Company's business, you will not intentionally disclose to the



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Company or use on behalf of the Company any confidential information belonging to any of your former employers (except in accordance with agreements between the Company and any such former employer); but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own and all information which is common knowledge in the industry or otherwise legally in the public domain.

         6. PROPRIETARY INFORMATION AND INVENTIONS. You agree to be bound by the provisions of the Proprietary Information Agreement, which you must sign at the same time you sign this Agreement as a condition of your employment under this Agreement.

         7. POST-EMPLOYMENT CONSULTATION.

                  7.1 Upon the termination or expiration of your employment with the Company pursuant to Section 2.2 above, the Company shall have the option to retain you as a consultant by notifying you in writing of its desire to so retain you within 30 days following the date of such termination or expiration. Such notice shall be mailed to you at your last address as it appears in the Company's records. Whether or not you are retained, you shall, for a period of 24 months after such termination or expiration, notify the Company of any change of address and each subsequent employment (stating the name and address of the employer and the nature of your position) or business activity in which you engage during such 24 months.

                  7.2 If the Company retains you as a consultant, you shall during the period of such retention hold yourself available to render consulting services in your area of expertise or special competence for up to 24 months for not more than 16 hours per month, for which the Company shall pay you monthly an amount equal to 50% of your Basic Monthly Salary at the time of the termination of your employment, whether or not you shall be called upon to render any services in any such month. Any out-of-pocket expenses which your consulting activities for the Company may require will be reimbursed against receipts and vouchers therefor in accordance with the Company's policies in force from time to time.

                  7.3 During any period in which you are retained by the Company as a consultant, the Company may terminate your status as a consultant by giving you 90 days written notice, during which 90-day period you shall continue to receive your monthly consulting fee but shall not be obligated to render or hold yourself available to render any consulting services during such period. Thereafter the Company shall have no further liability for consulting fees. All other prohibitions of the Proprietary Information Agreement shall survive termination of your status as a consultant.

         8. GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of Hong Kong as such laws are applied to agreements entered into and to be performed entirely within Hong Kong between Hong Kong residents. I hereby expressly consent to the non-exclusive jurisdiction of the Hong Kong courts for any lawsuit filed there against me by the Company arising from or related to this Agreement.



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         9. REMEDIES. Your duties under the Proprietary Information Agreement shall survive termination of your employment with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information Agreement would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

         10. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Company or by you.

         11.SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         12. NOTICES. Any notice which the Company is required or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at the address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of mailing any such notice shall be deemed to be the date of delivery thereof.

         13. WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         14. COMPLETE AGREEMENT; AMENDMENTS. The foregoing, together with the Proprietary Information Agreement, is the entire agreement of the parties with respect to the subject matter hereof and thereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

         15. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         16. ATTORNEY FEES. If either party hereto brings any action to enforce its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.



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                                            ZINDART LIMITED



                                            By: /s/ Feather Fok
                                               ---------------------------------
                                            Date: August 10,1998
                                                 -------------------------------

Accepted and agreed this
10th day of August, 1998.


/s/  ALEXANDER M.K. NGAN
----------------------------
ALEXANDER M.K. NGAN


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